                                                                Exhibit 10.50

                          SIXTH AMENDMENT AND WAIVER

     SIXTH AMENDMENT AND WAIVER, dated as of March 7, 2000 (this "AMENDMENT AND WAIVER"), to the Credit Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among COLE VISION CORPORATION, a Delaware corporation ("COLE VISION"), THINGS REMEMBERED, INC., a Delaware corporation ("THINGS REMEMBERED") and PEARLE,
INC., a Delaware corporation ("PEARLE"; Cole Vision, Things Remembered and Pearle each being referred to as a "BORROWER" and collectively as the "BORROWERS"), the several banks and other financial institutions from time to time parties thereto (collectively, the "LENDERS") and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement;

     WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders amend and waive certain provisions of the Credit Agreement as set forth herein; and

     WHEREAS, the Administrative Agent and the Lenders are willing to effect such amendment and waiver, but only upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein.

     2. AMENDMENT TO SUBSECTION 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by:

          (a) inserting the following new definitions in their proper alphabetical order:

              "COVENANT MODIFICATION PERIOD": the period from and including January 30, 2000 to and including April 29, 2000.

              "SIXTH AMENDMENT EFFECTIVE DATE": March 7, 2000.

          (b) changing the definition of "Available Revolving Credit Commitment" to read in its entirety as follows:

               "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time OVER (b) the sum of
          (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender and (ii) an amount equal to such Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "AVAILABLE REVOLVING CREDIT COMMITMENTS", PROVIDED that, for purposes of subsection 2.1, "Available Revolving Credit Commitments" shall be reduced during the Covenant Modification Period by an amount equal to $25,000,000 in the event that the Leverage Ratio as of the end of the fiscal quarter of CNG ending on January 29, 2000 is greater than 3.50 to 1.00.

          3. AMENDMENT TO SUBSECTION 2.4. Subsection 2.4 of the Credit Agreement is hereby amended by changing such subsection to read in its entirety as follows:

          "2.4 COMMITMENT FEES: OTHER FEES. (a) The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the rate per annum set forth under the heading "Commitment Fees" on Schedule II opposite the percentage which is the average daily amount of the Aggregate Outstanding Revolving Credit of all Lenders during the period for which payment is made constitutes of the average daily amount of the Available Revolving Credit Commitment of such Lender during such payment period, payable quarterly in arrears on the last day of each fiscal quarter of CNG and on the Revolving Credit Commitment Termination Date, commencing on the first of such days to occur after the Closing Date. Notwithstanding the foregoing, the commitment fee for the period from and including the first day of the Sixth Amendment Effective Date to June 30, 2000 shall be 0.75% per annum of the average daily amount of the Revolving Credit Commitment of such Lender during such period, payable as set forth above.

          (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender, a utilization fee for the period from and including the Sixth Amendment Effective Date to June 30, 2000, (i) if the average daily amount of the aggregate principal amount of all Revolving Credit Loans outstanding during such period is greater than 66-2/3% of the average aggregate Revolving Credit Commitments during such period, computed at 0.50% per annum on the average daily principal amount of such Lender's outstanding Revolving Credit Loans during such period and (ii) if the average daily amount of the aggregate principal amount of all Revolving Credit Loans outstanding during such period is less than or equal to 66-2/3% but greater than 33-1/3% of the average aggregate Revolving Credit Commitments during such period, computed at

     0.25% per annum on the average daily principal amount of such Lender's outstanding Revolving Credit Loans."

          4. AMENDMENT TO SUBSECTION 7.2(c). Subsection 7.2(c) of the Credit Agreement is hereby amended by inserting "(90 days in the case of the fiscal year ending January 29, 2000)" after the word "Borrowers" therein.

          5. AMENDMENT TO SUBSECTIONS 8.1(a) AND 8.1(b). Subsections 8.1(a) and 8.1(b) of the Credit Agreement are hereby amended by deleting such subsections in their entireties and substituting in lieu thereof the following:

          "(a) LEVERAGE RATIO. Permit the Leverage Ratio at any time during any of the test periods set forth below to be greater than the ratio set forth opposite such test period set forth below:

               TEST PERIOD                                       LEVERAGE RATIO
               -----------                                       --------------

          June 30, 2000 - July 29, 2000                          3.75 to 1.00
          June 30, 2000 - August 4, 2001                         3.50 to 1.00
          August 5, 2001 - February 2, 2002                      3.25 to 1.00
          February 3, 2002 - Revolving Credit Termination Date   3.00 to 1.00

          (b) ADJUSTED INTEREST COVERAGE RATIO. Permit the Adjusted Interest Coverage Ratio as of the end of each fiscal quarter of CNG ending on or about any of the dates set forth below to be less than the ratio set forth opposite such date below:

                                                             ADJUSTED
               FISCAL QUARTER ENDING                   INTEREST COVERAGE RATIO
               ---------------------                   -----------------------

               July 29, 2000                           1.50 to 1.00
               October 31, 2000                        1.50 to 1.00
               February 3, 2001                        1.50 to 1.00

               April 29, 2001                          1.50 to 1.00
               August 4, 2001                          1.50 to 1.00
               October 31, 2001                        1.50 to 1.00
               February 2, 2002                        1.50 to 1.00

               Thereafter                              1.60 to 1.00"

          6. ADDITIONAL AMENDMENT TO SUBSECTION 8.1. Subsection 8.1 of the Credit Agreement is hereby amended by inserting the following new paragraph (d) at the end thereof:

          "(d) EBITDA. Permit EBITDA for any period of four consecutive fiscal quarters of CNG ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

                FISCAL QUARTER ENDING             EBITDA
                ---------------------             ------

                April 29, 2000                    $55,000,000

     PROVIDED that, for the purposes of this subsection 8.1(d), restructuring charges incurred in such period in connection with the optical business of the Borrowers, deducted in calculating Net Income for such period, shall be included in the determination of EBITDA, PROVIDED FURTHER that the amount of such restructuring charges that may be so included in the determination of EBITDA shall not exceed $2,000,000.".

          7. AMENDMENT TO SUBSECTION 8.2(i). Subsection 8.2(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "(i) Indebtedness of the Borrowers and their Subsidiaries in an aggregate principal amount not exceeding as to the Borrowers and their Subsidiaries $10,000,000 at any time outstanding; PROVIDED that no Indebtedness shall be created, incurred or assumed pursuant to this subsection 8.2(i) during the Covenant Modification Period".

          8. AMENDMENT TO SUBSECTION 8.7(c). Subsection 8.7(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "(c) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG in an aggregate amount not to exceed $30,000,000 solely to allow CNG to repurchase CNG Notes and/or Senior Subordinated Notes without violating Section 9(m); PROVIDED that no dividends shall be declared or paid pursuant to this subsection 8.7(c) during the Covenant Modification Period;".

          9. AMENDMENT TO SUBSECTION 8.7(d). Subsection 8.7(d) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "(d) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG in an aggregate amount not to exceed $4,000,000 solely to allow CNG or CNC to repurchase, redeem, or otherwise acquire or retire for value, any Capital Stock of CNG or CNC or any current or former Subsidiary of CNG held by any of CNG's (or any of its Subsidiaries') current or former employees; PROVIDED that no dividends shall be declared or paid pursuant to this subsection 8.7(d) during the Covenant Modification Period;".

          10. AMENDMENT TO SUBSECTION 8.8 Subsection 8.8 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "8.8 LIMITATION ON CAPITAL AND OTHER EXPENDITURES.

          (a) Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (a "CAPITAL EXPENDITURE") except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrowers and their Subsidiaries during any of the test periods set forth below, the amount set forth opposite such test period set forth below:

                  TEST PERIOD                                        AMOUNT
                  -----------                                        ------

             January 30, 2000 - February 3, 2001                     $45,000,000
             February 4, 2001 - February 2, 2002                     $50,000,000
             February 3, 2002 - Revolving Credit Termination Date    $55,000,000

     PROVIDED that the aggregate amount of expenditures made pursuant to this subsection 8.8 for the period of four consecutive fiscal quarters of the Borrowers and their Subsidiaries ending April 29, 2000, shall not exceed $40,000,000; or

          (b) Make, during the fiscal quarter of the Borrowers ending April 29, 2000, any expenditure in respect of the development of computer systems owned or operated by the Borrowers and their Subsidiaries except for expenditures in the ordinary course of business not exceeding $6,000,000 in the aggregate for the Borrowers and their Subsidiaries.".

     11. AMENDMENT TO SUBSECTION 8.9(e). Subsection 8.9(e) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "(e) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Investment, Investments in franchises in a business related to the optical business of Pearle and Cole Vision as conducted on the Closing Date in an aggregate amount not to exceed $15,000,000 during any fiscal year; PROVIDED that the aggregate amount of Investments made pursuant to this subsection 8.9(e) during the fiscal quarter of CNG ending April 29, 2000 shall not exceed $5,000,000; and".

                  12. AMENDMENT TO SUBSECTION 8.9(f). Subsection 8.9(f) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                  "(f) Investments, other than the purchase of CNG Notes or the Senior Subordinated Notes, in an aggregate amount not to exceed $10,000,000; PROVIDED that the aggregate amount of Investments made pursuant to this subsection 8.9(f) during the Covenant Modification Period shall not exceed $1,000,000.".

                  13. AMENDMENT TO SUBSECTION 9(m). Subsection 9(m)(i)(x) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

         "(x)(so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such repurchase and so long as no such repurchase occurs during the Covenant Modification Period), repurchases by CNG of such of the CNG notes and/or Senior Subordinated Notes that it is able to repurchase for an aggregate purchase price (including fees and expenses incurred in connection with such repurchase) not to exceed $30,000,000 and".

                  14. ADDITIONAL AMENDMENT TO SECTION 9. Section 9 is hereby amended by inserting the following new paragraph (o) after paragraph (n) thereof:

         "(o) CNC shall (i) create, incur, assume or suffer to exist any Indebtedness, except Indebtedness outstanding on the Sixth Amendment Effective Date; (ii) make any Investments, except Investments in Pearle Europe B.V. in an aggregate amount not to exceed $10,000,000; or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.".

                  15. AMENDMENT TO SCHEDULE II TO CREDIT AGREEMENT. Schedule II to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the revised Schedule II attached hereto as Exhibit A.

                  16. WAIVER. The Lenders hereby waive any Default or Event of Default arising from violation of subsection 8.1(b) of the Credit Agreement for the period ended January 29, 2000.

                  17. AMENDMENT FEE. In consideration of the agreement of the Lenders to consent to the amendments and waiver contained herein, the Borrowers agree to pay to each Lender which so consents on or prior to March 7, 2000 (by executing and delivering to the Administrative Agent or its counsel this Amendment and Waiver on or prior to such date), an amendment fee in an amount equal to .25% of the amount of such Lender's Commitment, payable on the effective date of this Amendment and Waiver in immediately available funds to the Administrative Agent on behalf of such Lender.

                  18. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in Section 5 of the Credit Agreement, PROVIDED that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and Waiver. Each Borrower represents and warrants that, after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.

                  19. CONDITIONS TO EFFECTIVENESS. This amendment and Waiver shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which all of the following conditions precedent have been satisfied or waived:

                  (a) the Borrowers, the Lenders, and the Administrative Agent shall have executed and delivered to the Administrative Agent this Amendment and Waiver, and the Guarantors shall have executed and delivered to the Administrative Agent the Acknowledgment and Consent attached hereto;

                  (b) Cole National Corporation shall have executed and delivered to the Administrative Agent a Guarantee with terms and conditions satisfactory to the Administrative Agent; and

                  (c) the Borrowers shall have paid the fees referred to in
         Section 17 above.

                  20. CONTINUING EFFECT OF CREDIT AGREEMENT. This amendment and Waiver shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrowers that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended or modified herein, the provisions of the Credit Agreement are and shall remain in full force and effect.

                  21. COUNTERPARTS. This amendment and Waiver may be executed by one or more of the parties to this Amendment and Waiver on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment and Waiver signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                  22. PAYMENT OF EXPENSES. The borrowers agree, jointly and severally, to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and Waiver and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  23. GOVERNING LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              COLE VISION CORPORATION

                              By: /s/ Joseph Gaglioti
                              ---------------------------------------------
                              Name: Joseph Gaglioti
                              Title: Treasurer and Assistant Secretary

                              THINGS REMEMBERED, INC.

                              By: /s/ Joseph Gaglioti
                              ---------------------------------------------
                              Name: Joseph Gaglioti
                              Title: Treasurer and Assistant Secretary

                              PEARLE, INC.

                              By: /s/ Joseph Gaglioti
                              ---------------------------------------------
                              Name: Joseph Gaglioti
                              Title: Vice President, Treasurer  and
                                     Assistant Secretary

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY,
                                as Administrative Agent

                              By: /s/ Katherine Bass
                              ---------------------------------------------
                              Name: Katherine Bass
                              Title: Executive Director
                                     CIBC World Markets Corp. as Agent

                              CIBC INC.

                              By: /s/ Katherine Bass
                              ---------------------------------------------
                              Name: Katherine Bass
                              Title: Executive Director
                                     CIBC World Markets Corp. as Agent

                              CREDIT SUISSE FIRST BOSTON

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY,
                                as Administrative Agent

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              CIBC INC.

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              CREDIT SUISSE FIRST BOSTON

                              By: /s/ Robert Hetu
                              ---------------------------------------------
                              Name: Robert Hetu
                              Title: Vice President

                              By: /s/ Chris T. Horgan
                              ---------------------------------------------
                              Name: Chris T. Horgan
                              Title: Vice President

                              FIRST UNION NATIONAL BANK

                              By: /s/ Thomas M. Harder
                              ---------------------------------------------
                              Name: Thomas M. Harder
                              Title: Vice President

                              NATIONAL CITY BANK

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              KEYBANK NATIONAL ASSOCIATION

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              FIFTH THIRD BANK, NORTHEASTERN OHIO

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              FIRST UNION NATIONAL BANK

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              NATIONAL CITY BANK

                              By: /s/ Chris D. Thornton
                              ---------------------------------------------
                              Name: Chris D. Thornton
                              Title: Vice President

                              KEYBANK NATIONAL ASSOCIATION

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              FIFTH THIRD BANK, NORTHEASTERN OHIO

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              FIRST UNION NATIONAL BANK

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              NATIONAL CITY BANK

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              KEYBANK NATIONAL ASSOCIATION

                              By: /s/ Mark A. LoSchiavo
                              ---------------------------------------------
                              Name: Mark A. LoSchiavo
                              Title: Assistant Vice President

                              FIFTH THIRD BANK, NORTHEASTERN OHIO

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              FIRST UNION NATIONAL BANK

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              NATIONAL CITY BANK

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              KEYBANK NATIONAL ASSOCIATION

                              By:
                              ---------------------------------------------
                              Name:
                              Title:

                              FIFTH THIRD BANK, NORTHEASTERN OHIO

                              By: /s/ James P. Byrnes
                              ---------------------------------------------
                              Name: James P. Byrnes
                              Title: Vice President

                                                                    EXHIBIT A TO
                                                      SIXTH AMENDMENT AND WAIVER

                                                                     Schedule II
                                                                     -----------
                                                             to Credit Agreement
                                                             -------------------

            Applicable Margin Calculation for Revolving Credit Loans
            --------------------------------------------------------


                                   ABR Loans                   Eurodollar Loans
Leverage Ratio                     Applicable Margin           Applicable Margin
--------------                     -----------------           -----------------

Greater than 3.25 to 1.00               1.25%                         2.25%

Greater than 3.00 to 1.00,
but less than or equal to
3.25 to 1.00                            1.00%                         2.00%

Greater than 2.50 to 1.00,
but less than or equal to
3.00 to 1.00                             .75%                         1.75%

Less than or equal to 2.50
to 1.00                                  .50%                         1.50%



Notwithstanding the foregoing table, (a) during the period from and including the Sixth Amendment Effective Date until June 30, 2000, the Applicable Margin in respect of Revolving Credit Loans shall equal (i) with respect to ABR Loans, 1.5% per annum and (ii) with respect to Eurodollar Loans, 2.5% per annum, and
(b) the Applicable Margin will be adjusted on each Adjustment Date after the Covenant Modification Period to the applicable rate per annum set forth above under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" MINUS .25% per annum in the event that, immediately preceding such Adjustment Date, (i) the senior unsecured long-term debt of CNG shall be rated at least "BBB-" by Standard & Poor's, a division of McGraw-Hill, Inc., and (ii) the Administrative Agent shall have received written notice of such rating from a Borrower.

                                Commitment Fees
                                ---------------

Percentage of Revolving Credit
Commitments Used                                                 Commitment Fees
----------------                                                 ---------------

Greater than 66.6%                                                    0.375%

Greater than 33.3%, but less
than or equal to 66.6%                                                0.50%

Less than or equal to 33.3%                                           0.75%

                                 CNC GUARANTEE

     GUARANTEE, dated as of March 7, 2000, made COLE NATIONAL CORPORATION, a Delaware corporation (the "GUARANTOR"), in favor of Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for (i) the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Cole Vision Corporation, Things Remembered, Inc. and Pearle, Inc. (collectively, the "Borrowers"), the Lenders and the Administrative Agent and
(ii) the other Guaranteed Parties (as defined below).

                                  WITNESSETH:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make, and have made, extensions to the Borrowers upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrowers are members of an affiliated group of companies that includes the Guarantor;

     WHEREAS, the proceeds of the extensions of credit have been and will be used in part to enable the Borrowers to make valuable transfers to the Guarantor in connection with the operations of their respective business;

     WHEREAS, the Guarantor will derive substantial direct and indirect benefit from the continued making of the extension of credit under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the effectiveness of the Sixth Amendment and Waiver, dated as of March 7, 2000 (the "SIX AMENDMENT"), of the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Guaranteed Parties;

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Sixth Amendment and to induce the Lenders to continue to make their respective extensions of credit to the Borrowers thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as follows:


                            SECTION 1. DEFINED TERMS

     1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     (b) The following terms shall have the following meanings:

     "GUARANTEE": this CNC Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

     "GUARANTEED OBLIGATIONS": the collective reference to the Obligations and all obligations and liabilities of the Guarantor which may arise under or in connection with this Guarantee, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Guarantee).

     "GUARANTEED PARITIES": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and any Affiliate of any Lender which has entered into a Hedge Agreement with any Borrower or any Subsidiary.

     "GUARANTOR": as defined in the preamble hereto.

     "HEDGE AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates of the exchange of nominal interest obligations, either generally or under specific contingencies, including, without limitations, all Interest Rate Protection Agreements and Permitted Hedging Arrangements with respect to currency exchange rates.

     "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Revolving Credit Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including, without limitations, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Revolving Credit Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Guarantee, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by any Borrower with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

     1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

     2.1 GUARANTEE. (a) The Guarantor hereby unconditionally and irrevocable guarantees to the Administrative Agent, for the ratable benefits of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

     (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Party hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until the first date on which all the Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

     (e) No payment made by any Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Party from any Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the first date on which the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

     2.2 NO SUBROGATION. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any other Guaranteed Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Party against any Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Guaranteed Parties by the Borrowers on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the other Guaranteed Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

     2.3 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Guaranteed Party may be rescinded by the Administrative Agent or such other Guaranteed Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and the Guarantor, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. The Guarantor hereby waives, to the extent it may legally do so, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any other Guaranteed Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any change in the corporate structure or existence of any Borrower or (e) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any other Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Guaranteed Party against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.5 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.6 PAYMENTS. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into the Sixth Amendment and to induce the Lenders to continue to make their respective extensions of credit to the Borrowers under the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and each other Guaranteed Party that:

          (a) The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
     (iii) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The Guarantor has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Guarantee and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Guarantee. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee. This Guarantee has been duly executed and delivered on behalf of the Guarantee. This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) The execution, delivery and performance of this Guarantee will not violate any Requirement of Law or Contractual Obligation of the Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirements of Law or Contractual Obligation (other than pursuant to this Guarantee).

          (d) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

                            SECTION 4. COVENANTS

     The Guarantor covenants and agrees with the Administrative Agent and the other Guaranteed Parties that, from and after the date of this Guarantee until the Guaranteed Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     4.1 COVENANTS IN CREDIT AGREEMENT. The Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor or any of its Subsidiaries.

                     SECTION 5. THE ADMINISTRATIVE AGENT

     5.1 AUTHORITY OF ADMINISTRATIVE AGENT. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee or any amendment, supplement or other modification of this Guarantee shall, as between the Administrative Agent and the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                          SECTION 6. MISCELLANEOUS

     6.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, PROVIDED that any provision of this Guarantee imposing obligations on the Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

     6.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at:

               5915 Landerbrook Drive
               Mayfield Heights, Ohio 44124
               Attention: Joseph Gaglioti
               Fax: (216) 461-3489
with a copy to:

               Jones, Day, Reavis & Pogue
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio 44114
               Attention: David P. Porter, Esq.
               Fax: (216) 579-0212

     6.3 NO WAIVER BY COURSE OF CONDUCT: CUMULATIVE REMEDIES. Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     6.4 ENFORCEMENT EXPENSES: INDEMNIFICATION. (a) The Guarantor agrees to pay or reimburse each Guaranteed Party and the Administrative Agent for all their respective costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Section 2 or otherwise enforcing any rights under this Guarantee, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Guaranteed Party and of counsel to the Administrative Agent.

     (b) The Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

     (c) The Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee (collectively, the "INDEMNIFIED LIABILITIES") to the extent the Borrowers would be required to do so pursuant to Section 11.5 of the Credit Agreement.

     (d) The agreements in this Section 6.4 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     6.5 SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Guaranteed Parties and their successors and assigns; PROVIDED that the Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

     6.6 SET-OFF. The Guarantor hereby irrevocably authorizes the Administrative Agent and each other Guaranteed Party at any time and from time to time without notice to the Guarantor or any Borrower, any such notice being expressly waived by the Guarantor and by the Borrowers, upon any amount remaining unpaid after it becomes due and payable by the Guarantor hereunder to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Guaranteed Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Guaranteed Party may elect. The Administrative Agent and each other Guaranteed Party shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Guaranteed Party of the proceeds thereof; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Guaranteed Party under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Guaranteed Party may have.

     6.7 SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.8 SECTION HEADINGS. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     6.9 INTEGRATION. This Guarantee and the other Loan Documents represent the agreement of the Guarantor, the Administrative Agent and the other Guaranteed Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Guaranteed Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     6.10 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          6.11 SUBMISSION TO JURISDICTION; WAIVERS. The Guarantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any exemplary, punitive or consequential damages.


          6.12 ACKNOWLEDGEMENTS. The Guarantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

          (b) neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and the Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Parties or among the Guarantor and the Guaranteed Parties.

          6.13 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          6.14 RELEASES. At such time as the Revolving Credit Loans, the Reimbursement Obligations and the other Guaranteed Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Guarantee and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Guarantor following any such termination, the Administrative Agent shall execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.


                                        COLE NATIONAL CORPORATION


                                        By:  /s/ J. Gaglioti
                                            ---------------------------------
                                            Title: Vice President & Treasurer

                           ACKNOWLEDGMENT AND CONSENT

          Each of the undersigned corporations as Guarantors under the Guarantee and Collateral Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT"), made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment and Waiver, and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment and Waiver, and all prior modifications to the Credit Agreement.



                                   BAY CITIES OPTICAL COMPANY


                                   By:  /s/ J. Gaglioti
                                       ----------------------------------------
                                       Name:  Joseph Gaglioti
                                       Title: Treasurer and Assistant Secretary


                                   WESTERN STATES OPTICAL, INC.


                                   By:  /s/ J. Gaglioti
                                       ----------------------------------------
                                       Name:  Joseph Gaglioti
                                       Title: Treasurer and Assistant Secretary


                                   COLE VISION SERVICES, INC.

                                   By:  /s/ J. Gaglioti
                                       ----------------------------------------
                                       Name:  Joseph Gaglioti
                                       Title: Treasurer and Assistant Secretary


                                   COLE MANAGEMENT SERVICES, INC.

                                   By:  /s/ J. Gaglioti
                                       ----------------------------------------
                                       Name:  Joseph Gaglioti
                                       Title: Treasurer

                                   PEARLE VISIONCARE, INC.

                                   By:  /s/ J. Gaglioti
                                       ----------------------------------------
                                       Name:  Joseph Gaglioti
                                       Title: Vice President & Treasurer


                                   PEARLE VISION MANAGED CARE - HMO OF
                                     TEXAS, INC.

                                   By:  /s/ J. Gaglioti
                                       ----------------------------------------
                                       Name:  Joseph Gaglioti
                                       Title: Vice President, Treasurer & C.F.O.